Exhibit 99.1

Private & Confidential
Franz Walt

November 2, 2018

Dear Franz,

Amendment to Employment Agreement

Further to recent conversations, I am writing to confirm that effective immediately Clause 2.4 (Apartment) of your Employment Agreement dated May 24, 2018 will no longer apply.

In lieu of this Clause, Quotient will pay the incremental costs incurred by you when your wife travels with you to Eysins. For the avoidance of doubt, this includes but is not limited to train fares, car hire, accommodation and subsistence costs.

All other terms and conditions contained in your Employment Agreement dated May 24, 2018 remain the same.

Please confirm your acceptance of these amendments by signing both copies of this letter and returning one copy to the Human Resources department.

Yours sincerely,

/s/ Heino von Prondzynski

Heino von Prondzynski

Chairman

I agree to the changes to the Terms and Conditions of Employment as outlined above

Signature	/s/ Franz Walt	Date	20, Nov, 2018

Quotient Suisse SA	T +41 22 716 98 00	Business Park Terre B1
Registered in Switzerland	F +41 22 716 98 01	Bonne Route de Crassier 13
No. CHE-167.592.818	W quotientbd.com	1262 Eysins, Suisse